UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 2, 2017

STANDEX INTERNATIONAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-7233	31-0596149
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

11 Keewaydin Drive, Salem, New Hampshire	03079
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (603) 893-9701

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see  General Instruction A.2. below):

*	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

*	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

*	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

*	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Source: STANDEX INTERNATIONAL CORP/DE/, 8-K, October 18, 2016Powered by Morningstar Document Research.

The information contained herein may not be copied, adapted or distributed and is not warranted to be accurate, complete or timely. The user assumes all risks for any damages or losses arising from any use of this information, except to the extent such damages or losses cannot be limited or excluded by applicable law. Past financial performance is no guarantee of future results.

Standex International Corporation

SECTION 1

Item 1.01 Entry into a Material Definitive Agreement.

On February 2, 2017, Standex International Corporation, a Delaware corporation (“Standex”), together with its wholly owned Singaporean subsidiary, Mold-Tech Singapore PTE LTD (“Mold-Tech Singapore”), entered into a Stock Purchase Agreement (the “Agreement”) with Japan-based Oki Electric Industry Co., Ltd. (the “Seller”) pursuant to which Mold-Tech Singapore will acquire all of the outstanding stock of Oki Sensor Device Corporation, a wholly owned subsidiary of the Seller located in Kofu City, Japan (the “Target Company”).  Standex is a joint and several guarantor of all obligations of Mold-Tech Singapore under the Agreement.

Pursuant to the terms of the Agreement, Mold-Tech Singapore will pay an all cash purchase price of 15.4 billion Japanese yen (¥) and the Seller will ensure that, at closing, the Target Company will have a minimum of ¥400 million in cash and working capital in a range between ¥350 million and ¥700 million.  The Agreement provides for a post-closing purchase adjustment to the extent that actual cash and working capital (based on the results of a post-closing audit commissioned by Standex) are less than or greater than these target amounts.

Under the Agreement, the closing is scheduled to occur on March 31, 2017 or such other date as may be agreed in writing between the parties. Closing is subject to the fulfillment of certain conditions precedent including (i) the continued accuracy in all material respects of the parties’ respective representations and warranties, (ii) the lack of any material adverse effect to the business of the Target Company between signing and closing, and (iii) receipt of clearances from relevant antitrust authorities.  In connection with the closing, the Seller will enter into a transition services agreement and a brand name use agreement with the Target Company. Pursuant to the transition services agreement, the Seller shall continue to provide, for a period of approximately one year, certain services for the benefit of the Target Company in order to facilitate a smooth transition to the ultimate provision of such services either by the Target Company itself or by Standex.  The transition services primarily consist of human resources, information technology and logistics services.  Under the transition services agreement, the Target Company shall pay an aggregate fee for the transition services that is generally consistent with fees previously charged by Seller to Target Company for such services prior to the execution of the Agreement.  Pursuant to the brand name use agreement, the Target Company, subject to certain conditions, will be entitled to continue its use of the Seller’s “OKI” trademark and logo for approximately one year.  The brand name use agreement also prescribes a process for transitioning various marketing, packaging and web-based materials from the “OKI” trademark and logo to a Standex based brand.  Under the brand name use agreement, the Target Company will pay a royalty fee to the Seller equal to .8% of third-party sales (i.e., excluding sales to the Target Company’s Chinese subsidiary and to Standex entities).

The Agreement provides for the Seller to be responsible for all taxes related to pre-closing time periods and contains customary representations, warranties, indemnities and covenants for stock purchase agreements made by both parties.  In addition, under the Agreement, the Seller is bound by a five-year non-compete covenant and a two-year non-solicitation of employees covenant.

 In order to be eligible for indemnification, any claims under the Agreement must be brought within 15 months of the closing date with respect to a breach of representations or warranties, or, in the case of a breach of covenants, within nine months from the earlier of (x) the date that the claiming party realizes that such breach has occurred or (y) the scheduled date of expiration of the underlying covenant.  With certain exceptions such as willful misconduct or gross negligence, the maximum amount of indemnification equals 10% of the purchase price.

The Agreement is subject to cancellation by either party in the event that the closing has not occurred by June 30, 2017 due to reasons not attributable to such party.

SECTION 8

Item 8.01 Other Events.

On February 2, 2017, the Company issued a Press Release announcing the execution of the Agreement referred to in Item 1.01 above.  A copy of the Press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

SECTION 9

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit  99.1

Press Release of the Company dated February 2, 2017, announcing the execution of a definitive agreement to acquire all of the shares of Oki Sensor Device Corporation.

FORWARD-LOOKING STATEMENTS

This current report on Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Act of 1995 (the “Act”) that are intended to come within the safe harbor protection provided by the Act.   By their nature, all forward-looking statements involve risks and uncertainties, and actual outcomes may differ materially from those contemplated by the forward-looking statements.  Several factors that could materially affect the acquisition of the Oki Sensor Device business include variations from the Company’s estimates in the actual financial impact of the acquisition, including the condition of the Oki Sensor Device business after the sale, which may depend upon, among other things, general economic conditions, the cost and availability of raw materials and the degree of success in the integration of Oki Sensor Device with the Standex Electronics businesses of the Company.   Factors that could materially affect the Company’s actual results are identified in the note regarding forward-looking statements which is contained in the press release attached as Exhibit 99.1, as well as in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2016 and subsequent periodic reports filed by the Company with the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

STANDEX INTERNATIONAL CORPORATION

(Registrant)

/s/ Thomas DeByle
Thomas DeByle Chief Financial Officer

Date: February 8, 2017

Signing on behalf of the registrant and as principal financial officer

Source: STANDEX INTERNATIONAL CORP/DE/, 8-K, October 18, 2016Powered by Morningstar Document Research.

The information contained herein may not be copied, adapted or distributed and is not warranted to be accurate, complete or timely. The user assumes all risks for any damages or losses arising from any use of this information, except to the extent such damages or losses cannot be limited or excluded by applicable law. Past financial performance is no guarantee of future results.